UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2013

Date of Report

July 31, 2013

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54654	45-2433287
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5604 Wendy Bagwell Parkway Ste. 223, Hiram, GA 30141

(Address of principal executive offices, including zip code)

(770) 222-5888

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2013 Labor Smart, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with Transfac Capital, Inc. (“Transfac”).  Under the terms of the Agreement, Transfac shall have the right, but not the obligation, to purchase up to Two Million Dollars ($2,000,000) worth of accounts receivable (the “Maximum Advances”) of the Company.  For each account receivable purchased, Transfac shall advance seventy percent (70%) of the face value of the account and the balance after receipt of full payment on the account.  As consideration, the Company shall pay Transfac two percent (2%) of the average monthly balance of the outstanding accounts purchased, with a minimum of one half of one percent (0.5%) of the Maximum Advances per month, as long as long as the Agreement remains in effect.  The foregoing description of the Agreement and the terms thereof are qualified in their entirety by the full text of the Agreement, which is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Purchase and Sale Agreement executed July 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2013

LABOR SMART INC.
By:	/s/ Ryan Schadel
Name:	Ryan Schadel
Title:	Chief Executive Officer